Exhibit 99.1

CareDx Reports Second Quarter Results

AlloSure launch momentum drives 48% revenue growth

BRISBANE, Calif., August 9, 2018 (GLOBE NEWSWIRE) — CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the second quarter ended June 30, 2018.

Recent highlights:

•	Accelerated AlloSure penetration in key kidney transplant centers

•	Less than 9 months into AlloSure launch, CareDx supports approximately 1% of the U.S. living kidney transplant patient population

•	As of June 30, 2018, 76 U.S. transplant centers have provided AlloSure testing

•	Continued progress in AlloSure Registry (K-OAR) enrollment, with 27 centers initiated as of June 30, 2018 and 237 K-OAR patients enrolled

•	Notable presence at the 2018 American Transplant Congress including a standing room only symposium on clinical experiences with AlloSure

•	Achieved total revenue of $17.8 million for the second quarter of 2018, increasing 48% year-over-year

•	Testing services revenue of $14.0 million, with 2,300 AlloSure and 4,132 AlloMap patient results provided

•	Product revenue of $3.6 million.

•	Broadened testing services and product offerings

•	Entered into partnership with Illumina to develop and sell Next Generation Sequencing transplant products

•	Launched HeartCare, a comprehensive diagnostic solution for surveillance of heart transplant patients, combining AlloMap with AlloSure-Heart

•	Validated Olerup QTYPE on multiple platforms and received CE mark certification

•	Announced the addition of Amy Abernethy, MD, PhD, Flatiron Health’s Chief Medical Officer and Chief Science Officer, to our Board of Directors.

“The CareDx team delivered a record quarter, including 48% year over year revenue growth. The rapid clinical adoption of AlloSure demonstrates the medical need and the potential for better surveillance in this patient population. We are executing well on our strategy to focus on peer-reviewed published clinical and analytical validation data and Medicare reimbursement,” said Peter Maag, CareDx President and Chief Executive Officer. “Our sole focus on transplantation sets us apart and creates a genomic informatics platform for future innovations and partnerships in transplant patient care.”

Second Quarter 2018 Financial Results

Revenue for the three months ended June 30, 2018 was $17.8 million, an increase of 48% compared with $12.0 million in the second quarter of 2017. Testing services revenue for the second quarter was $14.0 million compared with $8.4 million in the same period of 2017. Product revenue in the three months ended June 30, 2018 was $3.6 million, compared to $3.4 million in the same period of 2017.

For the second quarter of 2018, the net loss was $14.1 million compared to a net loss of $4.0 million in the same period of 2017. Basic and diluted net loss per share was $0.40 in the second quarter of 2018, compared to basic and diluted net loss per share of $0.19 in the second quarter of 2017.

Non-GAAP net loss was $1.3 million in the second quarter of 2018 compared to $3.6 million in the second quarter of 2017. Basic and diluted non-GAAP net loss per share was $0.04 in the second quarter of 2018, compared to $0.17 in the second quarter of 2017.

Adjusted EBITDA for the second quarter of 2018 was a loss of $0.8 million, compared to a loss of $2.1 million in the second quarter of 2017.

Net cash used in operating activities in the second quarter of 2018 was $1.9 million compared with $3.2 million in the comparative 2017 period. Cash and cash equivalents were $16.2 million as of June 30, 2018.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2018 Guidance

For the full year 2018, CareDx expects revenue to be in the range of $68 million to $70 million (previously $64 million to $66 million), with adjusted EBITDA profitability expected during the current half of the year.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products along the pre- and post-transplant testing continuum.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the Company’s fiscal 2018 revenue, timing for adjusted EBITDA profitability and achievement of our financial and operational goals and prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by CareDx with the SEC on March 22, 2018 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net loss, non-GAAP basic and diluted net loss per share and adjusted EBITDA. We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net loss before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CONTACTS:

CareDx, Inc.

Sasha King

Chief Commercial Officer

415-287-2393

sking@caredx.com

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com

CareDx, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Testing services revenue	$13,997	$8,420	$24,601	$16,322
Product revenue	3,550	3,376	6,857	7,043
Collaboration and license revenue	276	250	418	265

Total revenue	17,823	12,046	31,876	23,630
Operating expenses:
Cost of testing services	4,568	3,011	8,680	6,068
Cost of product	2,639	2,178	4,911	4,505
Research and development	3,496	3,118	6,864	6,401
Sales and marketing	5,860	3,270	9,945	6,492
General and administrative	5,596	4,132	10,903	10,634
Goodwill impairment	—	—	—	1,958
Change in estimated fair value of contingent consideration	873	(64)	1,017	(285)

Total operating expenses	23,032	15,645	42,320	35,773

Loss from operations	(5,209)	(3,599)	(10,444)	(12,143)
Interest expense	(424)	(1,691)	(3,119)	(2,481)
Other expense, net	(42)	(188)	(2,851)	(874)
Change in estimated fair value of common stock warrant liability and derivative liability	(8,768)	1,067	(7,447)	5,195

Loss before income taxes	(14,443)	(4,411)	(23,861)	(10,303)
Income tax benefit	381	376	805	659

Net loss	(14,062)	(4,035)	(23,056)	(9,644)
Net loss attributable to noncontrolling interest	—	(67)	(25)	(114)

Net loss attributable to CareDx, Inc.	$(14,062)	$(3,968)	$(23,031)	$(9,530)

Net loss per share attributable to CareDx, Inc.:
Basic	$(0.40)	$(0.19)	$(0.71)	$(0.45)

Diluted	$(0.40)	$(0.19)	$(0.71)	$(0.45)

Weighted average shares used to compute net loss per share attributable to CareDx, Inc.:
Basic	35,549,837	21,412,480	32,599,032	21,378,321

Diluted	35,549,837	21,412,480	32,599,032	21,378,321

CareDx, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2018	December 31, 2017 (1)
Assets
Current assets:
Cash and cash equivalents	$16,246	$16,895
Accounts receivable	8,072	2,991
Inventory	4,666	5,529
Prepaid and other assets	1,593	1,352

Total current assets	30,577	26,767
Property and equipment, net	2,360	2,075
Intangible assets, net	34,760	33,139
Goodwill	12,005	12,005
Restricted cash	177	9,579

Total assets	$79,879	$83,565

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$3,480	$3,391
Accrued payroll liabilities	5,576	5,013
Accrued and other liabilities	4,703	3,735
Deferred revenue	39	39
Deferred purchase consideration	378	407
Derivative liability	—	14,600
Current debt	—	15,721

Total current liabilities	14,176	42,906
Deferred rent, net of current portion	686	913
Deferred revenue, net of current portion	711	730
Deferred tax liability	3,693	4,933
Long-term debt, net of current portion	13,337	18,338
Contingent consideration	—	1,672
Common stock warrant liability	16,800	18,712
Other liabilities	1,524	1,315

Total liabilities	50,927	89,519
Stockholders’ equity:
Common stock	36	29
Additional paid-in capital	321,144	264,204
Accumulated other comprehensive loss	(4,108)	(2,345)
Accumulated deficit	(288,120)	(268,022)

Total CareDx, Inc. stockholders’ equity (deficit)	28,952	(6,134)
Noncontrolling interest	—	180

Total stockholders’ equity (deficit)	28,952	(5,954)

Total liabilities and stockholders’ equity	$79,879	$83,565

(1)	The condensed balance sheets at December 31, 2017 have been derived from audited financial statements.

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(14,062)	$(3,968)	$(23,031)	$(9,530)
Stock-based compensation expense	2,512	495	3,217	886
Acquisition related-amortization of purchased intangibles	734	587	1,498	1,175
Change in estimated fair value of contingent consideration	873	(64)	1,017	(285)
Amortization of debt discount	55	606	1,978	717
Debt financing related fees and expenses	—	(125)	—	309
Loss on conversion from debt to equity	—	—	2,806	—
Change in estimated fair value of common stock warrant and derivative liabilities	8,768	(1,067)	7,447	(5,195)
Tax effect related to amortization of purchased intangibles	(190)	(181)	(422)	(336)
Acquisition related-amortization of inventory valuation adjustment	25	138	189	170
Goodwill impairment	—	—	—	1,958

Non-GAAP net loss	$(1,285)	$(3,579)	$(5,301)	$(10,131)

GAAP basic and diluted net loss per share attributable to CareDx	$(0.40)	$(0.19)	$(0.71)	$(0.45)
Non-GAAP basic and diluted net loss per share attributable to CareDx	$(0.04)	$(0.17)	$(0.16)	$(0.47)
Shares used in computing basic and diluted not losses per share	35,549,837	21,412,480	32,599,032	21,378,321

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP net loss	$(1,285)	$(3,579)	$(5,301)	$(10,131)
Interest expense	369	1,085	1,141	1,764
Income tax benefit	(191)	(195)	(383)	(323)
Depreciation expense	248	300	526	646
Other expense	42	313	45	565
Net loss attributable to noncontrolling interest	—	(67)	(25)	(114)

Adjusted EBITDA	$(817)	$(2,143)	$(3,997)	$(7,593)